Exhibit 99.1

Contact:	Wayne Wetherell
ImageWare Systems, Inc.
858-673-8600

For Immediate Release

ImageWare Systems Reports 2006 Second Quarter Results

- Company increases sales, narrows losses -

SAN DIEGO, August 15, 2006 – ImageWare® Systems, Inc. (AMEX: IW), a world leading developer and provider of identity management solutions, today reported financial results for the second quarter ended June 30, 2006.

For the quarter ended June 30, 2006, total revenues were $2.9 million, an increase of 45% from $2.0 million reported for the second quarter of 2005. The revenue growth reflects increased shipments of the company’s IWS™ Biometric Engine™, IWS™ Desktop security and IWS™ Law Enforcement products.

Gross profit improved to $2.0 million or 69% of sales in the quarter from $1.1 million or 58% of sales in the second quarter of 2005. The company’s loss from operations narrowed to $1.2 million in the quarter compared to $1.9 million in the second quarter of 2005. Loss per share improved to $0.10 per share in the second quarter compared to $0.16 per share in 2005.

“We have spent much of the past 12 months getting in front of prime integrators and end-users worldwide, demonstrating the strength of our revolutionary software-based and open-architected technology approach,” stated Jim Miller, ImageWare’s chairman and CEO. “These efforts are now beginning to bear fruit as we are being sought out for our expertise in biometric identity management, complimenting a multitude of global opportunities such as TSA (Transportation Security Administration) Registered Traveler program, TSA Transportation Worker Identification Credential (TWIC), electronic Passports and Visas (ePassports and eVisas) and Personal Identity Verification (PIV) systems. We continued to innovate, execute and gain momentum as partners and users alike recognize the value of our identity management product offerings.”

ImageWare has seen continued validation of its products and capabilities through the following achievements:

•                  The release of IWS™ Disaster Management solution suite which incorporates the company’s Biometric Engine and Identity Management technologies for the secure credentialing of first responders and volunteers, biographical and biometric identification of displaced victims, as well as the ability to conduct comprehensive biometric and text-based searches to help identify missing and deceased victims.

•                  Selection of the company’s IWS™ Biometric Engine™ Border Management solution by the Citizenship and Immigration Canada for biometrics field trials. The IWS Biometric Engine Border Management solution includes facial and fingerprint biometric capabilities for identification and verification purposes at designated ports in Canada, including U.S./Canada border stations in British Columbia, Vancouver International Airport, a refugee processing center in Etobicoke, Ontario, and Canadian immigration offices in Seattle and Hong Kong.

•                  Selection of the company’s IWS Law Enforcement Web-enabled investigative solution by the Kansas Bureau of Investigation to provide statewide Web-based investigative capabilities as part of the state’s new AFIS (Automated Fingerprint Identification System).

•                  The release of a complete PIV solution in compliance with the National Institute of Standards and Technology (NIST) Federal Information Processing 201 (PIV-I and II) requirements of the Homeland Security Presidential Directive 12. The solution is in response to the strict requirements set forth by the Federal government and contains enhancements of the IWS Biometric Engine and secure credentialing products including the integration of card management and card printing modules which provide end-to-end support for PIV-I and PIV-II business processes and technical requirements.

Conference call information

A conference call on ImageWare’s second-quarter earnings will be conducted today at 8 a.m. Pacific Time (11 a.m. ET) and available to all interested parties by dialing 877-407-9210 in the U.S. or 201-689-8049, if outside of the U.S.  The call will also be available through a live audio Web broadcast at www.iwsinc.com/investors.cfm and http://www.vcall.com/IC/CEPage.asp?ID=107947. A replay of the call will be available from the investor relations page of ImageWare’s Web site at www.iwsinc.com or at www.vcall.com, until August 15, 2007.  The call will also be available for replay via the phone until August 16, 2006 by calling 877-660-6853 in the U.S. or 201-612-7415, if outside of the U.S.  To access the call, all parties will need the following replay pass codes:  Account #286 and Conference ID #211396.

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About ImageWare Systems, Inc.

ImageWare Systems, Inc. (AMEX:IW) is a leading developer and provider of identity management solutions, providing biometric, secure credential, law enforcement and digital imaging technologies. Scalable for worldwide deployment, the Company’s biometric product line includes a multi-biometric engine that is hardware and algorithm independent, enabling the enrollment and management of unlimited population sizes. ImageWare’s identification products are used to manage and issue secure credentials including national IDs, passports, driver licenses, smart cards and access control credentials. ImageWare’s digital booking products provide law enforcement with integrated mug shot, fingerprint Livescan and investigative capabilities. The Company also provides comprehensive digital workflow solutions for the professional photography industry. ImageWare is headquartered in San Diego, with offices in Washington DC and Canada. For more information visit www.iwsinc.com.

Safe Harbor Statement

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to references to the proposed financing, the anticipated use of the net proceeds of the proposed financing, and expectations regarding future operating results. Forward-looking statements involve known or unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to: the risk that the equity investment does not close as anticipated; the risk that the Company’s target markets will not grow as expected; risks related to our ability to achieve and sustain profitability and generate cash internally or to obtain adequate capital for operations from outside sources; risks related to our acquisition strategies and the integration of acquired companies; risks associated with our dependence on a small number of large sales to customers with political purchasing constraints; risks related to our lengthy sales cycle; our reliance on third-party systems integrators and on third-party technology licenses; fluctuations in our operating results; continued new product introductions and market acceptance of our new products; new product introductions by competitors; technological changes in the our industry; uncertainties regarding intellectual property rights. For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the Company’s most recent annual report on Form 10-KSB and quarterly reports on Form 10-QSB, as well as other subsequent filings with the Securities and Exchange commission.

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SELECTED COMPARATIVE FINANCIAL HIGHLIGHTS

In thousands, except share and per share amounts

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues
Product	$2,343	$1,448	$4,641	$3,763
Maintenance	556	527	1,067	1,022
Total Revenues	2,899	1,975	5,708	4,785

Cost of Revenue
Product	667	610	1,194	1,455
Maintenance	224	227	505	495

Gross Profit	2,008	1,138	4,009	2,835
	69%	58%	70%	59%
Operating Expenses
General & administrative	1,172	1,279	2,410	2,362
Sales and marketing	1,012	823	2,105	1,764
Research and development	965	796	1,899	1,487
Depreciation and amortization	64	154	189	313
Total Operating Expenses	3,213	3,052	6,603	5,926

Loss from operations	(1,205)	(1,914)	(2,594)	(3,091)

Interest (income) expense, net	157	(5)	184	(11)
Other income, net	(37)	(5)	(106)	(49)

Loss from contining operations before income taxes	(1,325)	(1,904)	(2,672)	(3,031)

Income taxes	0	0	0	0

Loss from continuing operations	(1,325)	(1,904)	(2,672)	(3,031)

Discontinued operations:
Gain (loss) from operations of discontinued Digital Imaging Asia Pacific Component (including gain of $233 in 2005)	—	—	0	223
Income tax benefit (expense)	—	—	0	0
Gain (loss) on discontinued operations	—	—	—	223

Net loss	$(1,325)	$(1,904)	$(2,672)	$(2,808)

Per share data - basic and diluted
Net loss from continuing operations	$(0.10)	$(0.16)	$(0.20)	$(0.25)
Discontinued operations	$—	$—	$—	$0.02
Net loss per common share	$(0.10)	$(0.16)	$(0.20)	$(0.23)

Basic and diluted common shares	13,571,525	12,109,723	13,559,659	12,071,861

CONSOLIDATED BALANCE SHEETS

In thousands

	June, 30	Dececember, 31
	2006	2005
Assets:
Cash	$480	$741
Accounts receivable, net	2,235	1,340
Inventories	162	208
Other current assets	278	219
Property and equipment, net	383	424
Other assets	768	738
Intangible assets, net	149	218
Goodwill	3,416	3,416
Total Assets	$7,871	$7,304

Liabilities and Shareholders’ Equity:
Current liabilities	$5,033	$2,809
Pension obligation	1,192	1,130
Stockholders’ equity	1,646	3,365
Total Liabilities and Shareholders’ Equity	$7,871	$7,304